EXHIBIT 99.1
PRESS RELEASE

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

FOR IMMEDIATE RELEASE
 Contact:
 Investor Relations
 804.289.9709

BRINK’S REPORTS SECOND-QUARTER EARNINGS
EPS $.11 Versus $.42; Includes $.13 Charge for Belgium Settlement
Non-GAAP EPS $.27 Versus $.30; Includes $.09 in Higher Restructuring-Related Charges
9% Organic Revenue Growth Driven by Latin America, Global Services
Management Reiterates Full-Year Outlook

RICHMOND, Va., July 28, 2011 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, reported second-quarter GAAP earnings from continuing operations of $5 million versus $21 million in 2010 ($.11 versus $.42 per share) on 34% revenue growth.  Results include a charge of $10 million ($.13 per share after tax) related to the 2010 exit of cash-in-transit operations in Belgium.
Non-GAAP earnings from continuing operations were $13 million versus $15 million in 2010 ($.27 per share versus $.30).  Non-GAAP organic revenue, which excludes the impact of acquisitions, dispositions and currency translation, increased 9%.  Results are summarized below.
	Second Quarter			First Half
(In millions, except per share amounts)	2011	2010	% Change	2011	2010	% Change

GAAP
Revenues	$979	729	34%	$1,893	1,465	29%
Segment operating profit (a)	37	44	(17)	89	79	12
Non-segment expense	(16)	(13)	29	(31)	(24)	32
Operating profit	20	32	(35)	57	55	4
Income from continuing operations (b)	5	21	(74)	24	16	52
Diluted EPS from continuing operations (b)	0.11	0.42	(74)	0.50	0.32	56

Non-GAAP (c)
Revenues	$979	729	34%	$1,893	1,465	29%
Segment operating profit (a)	48	42	13	100	82	21
Non-segment expense	(16)	(15)	12	(32)	(27)	15
Operating profit	32	28	13	68	55	24
Income from continuing operations (b)	13	15	(11)	28	26	7
Diluted EPS from continuing operations (b)	0.27	0.30	(10)	0.58	0.53	9
Amounts may not add due to rounding.
(a)
Segment operating profit is a non-GAAP measure that is reconciled to operating profit, a GAAP measure, on pages 3 and 6.  Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.
(c)	Non-GAAP results are reconciled to GAAP results on pages 14 and 15.

Summary Reconciliation of Second-Quarter GAAP to Non-GAAP EPS*
	Second Quarter		First Half
	2011	2010	2011	2010
GAAP EPS	$0.11	$0.42	$0.50	$0.32
Exclude income tax charge related to U.S. healthcare legislation	-	-	-	0.28
Adjust quarterly tax rate to full-year average rate	0.01	(0.08)	-	(0.07)
Exclude Belgium settlement charge	0.13	-	0.13	-
Exclude Mexico employee benefit settlement loss	0.01	-	0.01	-
Exclude gains on sale of investment securities and acquisition	-	-	(0.06)	-
Exclude impact of net monetary asset remeasurement in Venezuela	-	(0.02)	-	0.04
Exclude royalties from former home security unit	-	(0.02)	-	(0.05)
Non-GAAP EPS	$0.27	$0.30	$0.58	$0.53

*Non-GAAP results are reconciled to the applicable GAAP results in more detail on pages 14 and 15.  Amounts may not add due to rounding.

Non-GAAP earnings declined as a segment operating profit increase of 13% ($6 million) was more than offset by increased borrowing costs ($4 million), higher Non-Segment expenses ($2 million) and higher noncontrolling interest ($2 million).  The segment profit increase was driven by improvement in Global Services, currency ($6 million) and acquisitions and dispositions ($2 million), partially offset by restructuring and severance charges (up $6 million) and accounting corrections (up $4 million).
Michael T. Dan, chairman, president and chief executive officer, said:  “Second-quarter segment operating results reflect the continuation of difficult market conditions in North America and Europe, and continued growth in Latin America and Asia-Pacific operations.  The growth in segment profit includes an increase of $6 million in restructuring expenses and $4 million in accounting corrections.  The non-GAAP segment margin rate for the quarter was 4.9%, down from 5.8% in 2010.  Excluding results from the Mexico acquisition, which added $110 million of roughly breakeven revenue, the margin rate was 5.6%.
“Our full-year outlook has not changed.  The year-to-date segment margin rate stands at 5.3% versus 5.6% for the same period in 2010.  Last year, a strong second half pushed the full-year rate to 7.2%.  We expect a strong second half to drive this year’s segment margin to the high end of the range between 6.5% and 7.0%.  It’s important to note that this outlook includes the addition of about $400 million of revenue from our Mexico acquisition.  Our outlook for annual organic revenue growth remains unchanged in the mid-to-high single-digit percentage range.
“In addition to normal seasonal strength, our confidence in a second-half improvement is based in part on the early progress of our turnaround efforts in Mexico, which we originally expected to be near break-even profit levels in 2011.  We now expect Mexico to be slightly profitable by year-end and to deliver steadily improving results in 2012 and beyond.  We’re also encouraged by the strong performance of our Global Services business, which operates in all regions and continues to benefit from the surging global movement of banknotes and precious metals.  Our biggest challenges continue to be in North America and Europe, where our primary focus is to improve results through productivity gains, cost controls and growth in high-value services.  The restructuring steps we’ve taken should supplement profit growth in the second half of 2011.”

Second Quarter 2011 vs. 2010
(In millions)

Segment Results – GAAP

		Organic	Acquisitions /	Currency		% Change
	2Q '10	Change	Dispositions (b)	(c)	2Q '11	Total	Organic
Revenues:
EMEA	$286	16	(8)	39	334	16	6
Latin America	185	39	110	27	361	95	21
Asia Pacific	28	8	-	3	39	36	27
International	500	62	102	69	733	47	12
North America	230	1	13	3	247	7	1
Total	$729	64	115	72	979	34	9
Operating profit:
International	$34	(2)	(10)	4	26	(22)	(5)
North America	10	(1)	1	-	10	1	(6)
Segment operating profit	44	(2)	(9)	4	37	(17)	(5)
Non-segment (a)	(13)	(4)	-	-	(16)	29	29
Total	$32	(6)	(9)	4	20	(35)	(19)

Segment operating margin:
International	6.8%				3.6%
North America	4.5%				4.2%
Segment operating margin	6.0%				3.7%

Segment Results - Non-GAAP

		Organic	Acquisitions /	Currency		% Change
	2Q '10	Change	Dispositions (b)	(c)	2Q '11	Total	Organic
Revenues:
EMEA	$286	16	(8)	39	334	16	6
Latin America	185	39	110	27	361	95	21
Asia Pacific	28	8	-	3	39	36	27
International	500	62	102	69	733	47	12
North America	230	1	13	3	247	7	1
Total	$729	64	115	72	979	34	9
Operating profit:
International	$32	(2)	1	6	37	16	(5)
North America	10	(1)	1	-	10	1	(6)
Segment operating profit	42	(2)	2	6	48	13	(5)
Non-segment	(15)	(2)	-	-	(16)	12	12
Total	$28	(4)	2	6	32	13	(14)

Segment operating margin:
International	6.4%				5.1%
North America	4.5%				4.2%
Segment operating margin	5.8%				4.9%
Amounts may not add due to rounding.
(a)	Includes income and expense not allocated to segments (see page 12 for details).
(b)	Includes operating results and gains/losses on acquisitions, sales and exit of businesses.
(c)
Revenue and Segment Operating Profit: The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela is the U.S. dollar under highly inflationary accounting rules.  Remeasurement gains and losses under these rules are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

Second-Quarter Results
2011 versus 2010
GAAP and Non-GAAP*

Summary
GAAP:
•	Organic revenue growth 9%, margin 3.7% (down from 6.0%); margin 4.4% excluding Mexico
•	International organic revenue growth 12%, margin 3.6% (down from 6.8%); margin 4.5% excluding Mexico
•	North America organic revenue growth 1%, margin 4.2% (down from 4.5%)

Non-GAAP:
•	Organic revenue growth 9%, margin 4.9% (down from 5.8%); margin 5.6% excluding Mexico
•	International organic revenue growth 12%, margin 5.1% (down from 6.4%); margin 6.2% excluding Mexico
•	North America organic revenue growth 1%, margin 4.2% (down from 4.5%)

International Operations
EMEA:
GAAP
•	Revenue up 16% on favorable currency ($39 million) and organic growth ($16 million) offset by revenue loss related to exit of Belgium CIT business ($9 million)
•	Revenue up 6% on organic basis due to higher volume in France, Germany and Greece and growth in emerging markets and Global Services
•
Operating profit down $8 million due to $10 million charge related to exit of Belgium CIT and severance (up $2 million) partially offset by improved results in Global Services and emerging markets and benefit of Belgium CIT exit ($2 million)

Non-GAAP
•	Revenue up 16% on favorable currency ($39 million) and organic growth ($16 million), offset by revenue loss related to exit of Belgium CIT business ($9 million)
•	Revenue up 6% on organic basis due to higher volume in France, Germany and Greece and growth in emerging markets and Global Services
•	Operating profit up $2 million due to improved results in Global Services and emerging markets and benefit of Belgium CIT exit ($2 million) partially offset by charges for severance (up $2 million)

Latin America:
GAAP
•	Revenue up 95% due to Mexico acquisition ($110 million), 21% organic revenue growth ($39 million) driven by inflation-based price increases across the region and favorable currency ($27 million)

*see reconciliations to GAAP results on pages 14 and 15

•      Operating profit down 2% due to restructuring and severance charges ($7 million, including $4 million in Mexico, versus $1 million in 2010), a decrease in Venezuela and accounting corrections (up $2 million), partially offset by organic growth in Chile, Colombia and Argentina and favorable currency ($3 million)

Non-GAAP
•	Revenue up 95% due to Mexico acquisition ($110 million); 21% organic revenue growth ($39 million) driven by inflation-based price increases across the region and favorable currency ($27 million)
•
Operating profit up 12% due to organic growth in Chile, Colombia and Argentina and favorable currency ($4 million), partially offset by restructuring and severance charges ($6 million, including $3 million in Mexico, versus $1 million in 2010), a decrease in Venezuela and accounting corrections (up $2 million)

•	Organic profit down 6%

Asia-Pacific:
•	Revenue and operating profit up significantly due to growth in Hong Kong, India and China

North American Operations
•	Revenue up 7% due to Canada acquisition ($13 million) and favorable currency ($3 million)
•	Organic revenue up 1%
•	Operating profit flat (6% organic decline) with improvement in Canada offset by lower profits in the U.S. due to lower CIT demand and continued pricing pressure

Non-segment income (expense) (see table on page 12)
GAAP
•	Up $4 million due to lower royalty income ($2 million) and higher general and administrative costs ($1 million)

Non-GAAP
•	Up $2 million due primarily to higher general and administrative costs ($1 million)

Interest Expense
•	Up $4 million due to higher rates on private debt placement and increased debt related to acquisitions

Interest and Other Income
•	Flat versus 2010

Year-to-Date June 2011 vs. 2010
(In millions)

Segment Results – GAAP

		Organic	Acquisitions /	Currency		% Change
	YTD '10	Change	Dispositions (b)	(c)	YTD '11	Total	Organic
Revenues:
EMEA	$585	31	(14)	39	641	9	5
Latin America	368	70	210	45	693	88	19
Asia Pacific	55	14	-	4	73	32	25
International	1,009	115	196	88	1,407	39	11
North America	456	(1)	25	5	486	6	-
Total	$1,465	114	221	93	1,893	29	8
Operating profit:
International	$58	11	(10)	12	71	22	19
North America	21	(4)	-	-	17	(17)	(20)
Segment operating profit	79	7	(10)	12	89	12	8
Non-segment (a)	(24)	(8)	-	-	(31)	32	32
Total	$55	(1)	(10)	12	57	4	(1)

Segment operating margin:
International	5.8%				5.1%
North America	4.5%				3.5%
Segment operating margin	5.4%				4.7%

Segment Results – Non-GAAP

		Organic	Acquisitions /	Currency		% Change
	2Q '10	Change	Dispositions (b)	(c)	2Q '11	Total	Organic
Revenues:
EMEA	$585	31	(14)	39	641	9	5
Latin America	368	70	210	45	693	88	19
Asia Pacific	55	14	-	4	73	32	25
International	1,009	115	196	88	1,407	39	11
North America	456	(1)	25	5	486	6	-
Total	$1,465	114	221	93	1,893	29	8
Operating profit:
International	$62	11	1	9	83	34	18
North America	21	(4)	-	-	17	(17)	(20)
Segment operating profit	82	7	2	9	100	21	8
Non-segment	(27)	(4)	-	-	(32)	15	15
Total	$55	3	2	9	68	24	5

Segment operating margin:
International	6.1%				5.9%
North America	4.5%				3.5%
Segment operating margin	5.6%				5.3%
Amounts may not add due to rounding.

See page 3 for footnote explanations.

Capital Expenditures
Second-quarter capital expenditures were $42 million versus $34 million in the year-ago quarter.  During the quarter, the company entered into capital lease agreements of $16 million versus $13 million in the year-ago quarter.
Year-to-date capital expenditures were $72 million versus $61 million in the prior year.  During the first six months, the company entered into capital lease agreements of $30 million versus $14 million in the prior year.
Full-year 2011 capital expenditures are expected to be between $180 million and $190 million, including approximately $30 million in Mexico.  Capital lease agreements in 2011 are expected to be between $40 million and $50 million.

Income Taxes
2011 Versus 2010
On a GAAP basis, the second-quarter tax expense was $6 million (effective rate of 36%) versus $6 million (effective rate of 21%) in 2010.  Last year’s lower rate was primarily due to an $8 million non-cash income tax benefit related to a tax settlement.

2011 Forecast
The effective income tax rate for 2011 is expected to be between 36% and 39%.

Recent Events
On June 10, Brink’s announced that it had reached an agreement to settle previously disclosed litigation related to the exit of CIT operations in Belgium in November 2010 upon satisfaction of certain conditions.  Under the agreement, if the conditions are satisfied, Brink’s will contribute 7 million euros (approximately $10 million) toward social payments to former Brink’s Belgium employees in exchange for withdrawal by the receivers of pending litigation and an agreement not to file additional claims.  These funds are currently being held in escrow.  The conditions of the agreement include a release from liability by affected employees, the Belgian tax authority and the Belgian social security authority.  Assuming the conditions are met, the settlement is expected to be completed during the third quarter of 2011.  The company recorded a charge of $10 million ($.13 per share after tax) related to the settlement.
Brink’s continues to operate in Belgium through its Global Services unit, which provides secure transport of diamonds, jewelry, precious metals, banknotes and other commodities.
On July 22, Brink’s completed the sale of its U.S. Document Destruction business to Shred-It USA, Inc.  Terms of the transaction were not disclosed.

Conference Call
Brink’s will host a conference call on July 28 at 11:00 a.m. Eastern Time to review second-quarter results.  Interested parties can listen by calling (877) 407-8031 (domestic) or + (201) 689-8031 (international), or via live webcast at www.Brinks.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through August 12, 2011, by calling (877) 660-6853 (domestic) or + (201) 612-7415 (international).  The conference account number is 286 and the conference ID for the replay is 374976.  A webcast replay will also be available at www.Brinks.com.

About The Brink's Company

The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP Results

Non-GAAP results described in this earnings release are financial measures that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the non-GAAP results is to report financial information without certain income and expense items and adjust the quarterly non-GAAP tax rates so that the non-GAAP tax rate in each of the quarters is equal to the full-year non-GAAP tax rate.  For 2011, a forecasted full-year tax rate is used.  The full year non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  The non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Forward-Looking Statements

This release contains both historical and forward-looking information.  Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, future performance for The Brink’s Company and its global operations, including organic revenue growth and segment operating profit margin in 2011, performance in the second half of 2011, results of the Mexican acquisition, the impact of restructuring steps on profit growth, anticipated 2011 capital expenditures and capital leases, the anticipated annual effective tax rate for 2011, projected non-segment income and expense and interest expense, projected net income attributable to noncontrolling interests, and depreciation and amortization for 2011.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to continuing market volatility and commodity price fluctuations and their impact on the demand for our services, our ability to improve volumes at favorable pricing levels and increase cost efficiencies in North America, our ability to obtain favorable pricing levels in Latin America to offset recent cost increases, the implementation of high-value solutions, investments in technology and value-added services and their impact on revenue and profit growth, the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses, our ability to integrate successfully recently acquired companies, including acquisitions in Mexico and Canada, and improve their operating profit margins, the willingness of our customers to absorb fuel surcharges and other future price increases, the actions of competitors, our ability to identify acquisitions and other strategic opportunities in emerging markets, regulatory and labor issues in many of our global operations and security threats worldwide, the impact of turnaround actions responding to current conditions in Europe and our productivity and cost control efforts in that region, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates, fluctuations in value of the Venezuelan bolivar fuerte, our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs, the outcome of pending and future claims and litigation, including claims in Belgium relating to our former CIT business in that country, risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with the purchase and implementation of cash processing and security equipment, employee and environmental liabilities in connection with our former coal operations, black lung claims incidence, the impact of the Patient Protection and Affordable Care Act on black lung liability and operations, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions, the nature of our hedging relationships, the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates, changes in estimates and assumptions underlying our critical accounting policies, access to the capital and credit markets, seasonality, pricing and other competitive industry factors.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2010 and in our other public filings with the Securities and Exchange Commission.  Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

The Brink’s Company and subsidiaries
Summary of Selected Results and Outlook  (Unaudited)
(In millions)

Outlook:

2011 Revenue:  Mid-to-high single-digit percentage organic growth over 2010

2011 Segment Margin:  High end of 6.5% to 7.0% (includes impact of 2010 acquisitions)

	GAAP		Non-GAAP
	Full-Year	Full Year 2011	Full-Year	Full Year 2011
	2010	Estimate	2010	Estimate

Non-Segment Expense:
General and administrative	$39	40	$39	40
Retirement plans	23	25	23	25
Royalty income (a)	(7)	(2)	(2)	(2)
Acquisition loss (b)	9	-	-	-
Non-Segment Expense	$63	63	$59	63

Effective income tax rate	48%	36% – 39%	36%	36% – 39%

Interest Expense	$15	20 – 24	$15	20 – 24

Net income attributable to
noncontrolling interests	$16	20 – 24	$17	20 – 24

Fixed Assets acquired:
Capital expenditures (c)	$149	180 – 190	$149	180 – 190
Capital leases	34	40 – 50	34	40 – 50
Total	$183	220 – 240	$183	220 – 240

Depreciation and amortization	$137	160 – 170	$137	160 – 170

Amounts may not add due to rounding.

(a)	Non-GAAP reflects the elimination of royalties from former home security unit in 2010.
(b)
Amount is the net of $14 million remeasurement loss on our previously held noncontrolling interest in Servico Pan Americano de Proteccion, S.A. de C.V. (“SPP”) in Mexico and a $5 million bargain purchase gain related to the acquisition of a controlling interest in SPP.

(c)	The 2011 estimate includes $30 million related to the acquisition in Mexico.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income  (Unaudited)
(In millions, except per share amounts)

	Second Quarter		First Half
	2011	2010	2011	2010

Revenues	$979.3	729.4	1,892.6	1,464.8

Costs and expenses:
Cost of revenues	808.6	603.6	1,566.2	1,213.7
Selling, general and administrative expenses	142.0	102.6	263.7	202.6
Total costs and expenses	950.6	706.2	1,829.9	1,416.3
Other operating income (expense)	(8.3)	8.3	(5.3)	6.8

Operating profit	20.4	31.5	57.4	55.3

Interest expense	(5.9)	(2.3)	(11.7)	(4.8)
Interest and other income (expense)	1.1	0.7	5.5	2.1
Income from continuing operations before tax	15.6	29.9	51.2	52.6
Provision for income taxes	5.6	6.3	17.0	30.6

Income from continuing operations	10.0	23.6	34.2	22.0

Income (loss) from discontinued operations, net of tax	2.6	0.8	3.7	(2.6)

Net income	12.6	24.4	37.9	19.4

Less net income attributable to noncontrolling interests	(4.7)	(2.9)	(10.0)	(6.1)

Net income attributable to Brink’s	$7.9	21.5	27.9	13.3

Amounts attributable to Brink’s:
Income from continuing operations	$5.3	20.7	24.2	15.9
Income (loss) from discontinued operations	2.6	0.8	3.7	(2.6)

Net income attributable to Brink’s	$7.9	21.5	27.9	13.3

Earnings (loss) per share attributable to Brink’s common shareholders (a):
Basic:
Continuing operations	$0.11	0.42	0.51	0.33
Discontinued operations	0.05	0.02	0.08	(0.05)
Net income	$0.17	0.44	0.58	0.27

Diluted:
Continuing operations	$0.11	0.42	0.50	0.32
Discontinued operations	0.05	0.02	0.08	(0.05)
Net income	$0.16	0.44	0.58	0.27
(a) Earnings per share may not add due to rounding.

Weighted-average shares
Basic	47.8	48.8	47.7	48.8
Diluted	48.1	49.1	48.0	49.1

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)

	Second Quarter		First Half
	2011	2010	2011	2010
NON-SEGMENT INCOME (EXPENSE)
Corporate and former operations:
General and administrative	$(10.4)	(9.0)	(19.9)	(17.7)
Retirement costs (primarily former operations)	(6.2)	(5.9)	(12.4)	(10.8)
Subtotal	(16.6)	(14.9)	(32.3)	(28.5)

Other amounts not allocated to segments:
Royalty income:
Brand licensing fees from BHS	-	1.9	-	3.7
Other	0.4	0.4	0.7	0.8
Remeasurement of previously held ownership interest to fair value	-	-	0.4	-
Gains on sale of property and other assets	-	-	-	0.3
Subtotal	0.4	2.3	1.1	4.8

Non-segment income (expense)	$(16.2)	(12.6)	(31.2)	(23.7)

OTHER OPERATING INCOME (EXPENSE) (a)
Currency exchange transaction gains (losses)	$(0.2)	2.7	0.8	(3.7)
Foreign currency hedge gains (losses)	(0.2)	-	(0.2)	-
Share in earnings of equity affiliates	1.2	0.8	2.1	1.6
Settlement charge related to Belgium bankruptcy	(10.1)	-	(10.1)	-
Impairment losses	(0.5)	(0.1)	(0.5)	(0.4)
Remeasurement of previously held ownership interest to fair value	-	-	0.4	-
Gains (losses) on sales of property and other assets	0.9	(0.1)	0.5	0.7
Royalty income	0.4	2.6	0.7	4.8
Other	0.2	2.4	1.0	3.8
Other operating income (expense)	$(8.3)	8.3	(5.3)	6.8

SELECTED CASH FLOW INFORMATION
Capital expenditures:
International	$31.4	23.3	53.6	40.4
North America	10.8	11.0	18.0	20.8
Capital expenditures	$42.2	34.3	71.6	61.2
Depreciation and amortization:
International	$27.2	22.2	52.7	44.2
North America	14.0	10.7	27.3	21.0
Depreciation and amortization	$41.2	32.9	80.0	65.2

(a)	Includes segment and non-segment other operating income and expense.

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited) (continued)
(In millions)

NET DEBT RECONCILED TO AMOUNTS REPORTED UNDER GAAP	June 30, 2011	December 31, 2010
Debt:
Short-term debt	$41.8	36.5
Long-term debt	356.5	352.7
Total Debt	398.3	389.2

Cash and cash equivalents	155.9	183.0
Less amounts held by certain cash logistics operations (a)	(30.8)	(38.5)
Amount available for general corporate purposes	125.1	144.5

Net Debt	$273.2	244.7

(a)
Title to cash received and processed in certain of our secure cash logistics operations transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt.

Net Debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP.  We use Net Debt as a measure of our financial leverage.  We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets.  Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of June 30, 2011 and December 31, 2010.  At June 30, 2011, Net Debt is $286 million excluding cash and debt in Venezuelan operations.

The Brink’s Company and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains on Available-for-Sale Investments and Acquisitions (a)	Belgium Settlement Charge (b)	Mexico Employee Benefit Settlement Loss (c)	Adjust Income Tax Rate (d)	Non-GAAP Basis
	Second Quarter 2011
Operating profit:
International	$26.2	-	10.1	1.0	-	37.3
North America	10.4	-	-	-	-	10.4
Segment operating profit	36.6	-	10.1	1.0	-	47.7
Non-segment	(16.2)	-	-	-	-	(16.2)
Operating profit	$20.4	-	10.1	1.0	-	31.5

Amounts attributable to Brink’s:
Income from continuing operations	$5.3	-	6.3	0.7	0.7	13.0
Diluted EPS – continuing operations	0.11	-	0.13	0.01	0.01	0.27
	First Half 2011
Operating profit:
International	$71.4	-	10.1	1.0	-	82.5
North America	17.2	-	-	-	-	17.2
Segment operating profit	88.6	-	10.1	1.0	-	99.7
Non-segment	(31.2)	(0.4)	-	-	-	(31.6)
Operating profit	$57.4	(0.4)	10.1	1.0	-	68.1

Amounts attributable to Brink’s:
Income from continuing operations	$24.2	(3.1)	6.3	0.7	(0.2)	27.9
Diluted EPS – continuing operations	0.50	(0.06)	0.13	0.01	-	0.58

Amounts may not add due to rounding.

(a)
To eliminate gains on available-for-sale equity and debt securities and gain related to acquisition of controlling interest in a subsidiary that was previously accounted for as an equity method investment.

(b)	To eliminate settlement charge related to exit of Belgium cash-in-transit business.
(c)
To eliminate employee benefit settlement loss related to Mexico.  A portion of Brink’s Mexican subsidiaries’ accrued employee termination benefit was paid in the second quarter of 2011 as a result of restructuring actions taken.  The employee termination benefit is accounted for under FASB ASC Topic 715, Compensation – Retirement Benefits. Accordingly, the severance payment resulted in a settlement loss.

(d)
To adjust effective income tax rate to be equal to the full year non-GAAP effective income tax rate.  The mid-point of the range of the estimated non-GAAP effective tax rate is 37.5% for the full-year 2011.

The Brink’s Company and subsidiaries
Non-GAAP Results - Reconciled to Amounts Reported Under GAAP (Unaudited) (Continued)
(In millions, except for per share amounts)

	GAAP Basis	Remeasure Venezuelan Net Monetary Assets (a)	Royalty from BHS (b)	U.S. Healthcare Legislation Tax Charge (c)	Adjust Income Tax Rate (d)	Non-GAAP Basis
	Second Quarter 2010
Operating profit:
International	$33.8	(1.7)	-	-	-	32.1
North America	10.3	-	-	-	-	10.3
Segment operating profit	44.1	(1.7)	-	-	-	42.4
Non-segment	(12.6)	-	(1.9)	-	-	(14.5)
Operating profit	$31.5	(1.7)	(1.9)	-	-	27.9

Amounts attributable to Brink’s:
Income from continuing operations	$20.7	(1.0)	(1.2)	-	(3.9)	14.6
Diluted EPS – continuing operations	0.42	(0.02)	(0.02)	-	(0.08)	0.30
	First Half 2010
Operating profit:
International	$58.3	3.2	-	-	-	61.5
North America	20.7	-	-	-	-	20.7
Segment operating profit	79.0	3.2	-	-	-	82.2
Non-segment	(23.7)	-	(3.7)	-	-	(27.4)
Operating profit	$55.3	3.2	(3.7)	-	-	54.8

Amounts attributable to Brink’s:
Income from continuing operations	$15.9	2.0	(2.3)	13.7	(3.3)	26.0
Diluted EPS – continuing operations	0.32	0.04	(0.05)	0.28	(0.07)	0.53

Amounts may not add due to rounding.

(a)
To reverse remeasurement gains and losses in Venezuela.  For accounting purposes, Venezuela is considered a highly inflationary economy.  Under U.S. GAAP, subsidiaries that operate in Venezuela record gains and losses in earnings for the remeasurement of bolivar fuerte-denominated net monetary assets.

(b)	To eliminate royalty income from former home security business.
(c)	To eliminate $13.7 million of tax expense related to the reversal of a deferred tax asset as a result of U.S. healthcare legislation.
(d)	To adjust the effective income tax rate to be equal to the full-year non-GAAP effective income tax rate. The non-GAAP effective tax rate for 2010 was 36%.

# # #